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Exhibit 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Amended and Restated Array BioPharma Inc. Stock Option and Incentive Plan and Array BioPharma Inc. Employee Stock Purchase Plan of our report dated July 28, 2003, with respect to the financial statements and schedule of Array BioPharma Inc. included in the Annual Report on Form 10-K for the year ended June 30, 2003.

Denver, Colorado
September 26, 2003

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  Exhibit 23.1